                               APTARGROUP, INC.

                             LIST OF SUBSIDIARIES


                                                          State or Other
                                                          Jurisdiction of              Percentage
                                                          Incorporation                   Owned
                                                          -------------                   -----
AptarGroup International L.L.C.                               Delaware                     100%
 AptarGroup Foreign Sales Corporation                         Barbados                     100%
 AptarGroup International Holding B.V.                        Netherlands                  100%
 AptarGroup Holding S.A.S.                                    France                       100%
  Aptar GmbH                                                  Germany                      100%
   Erich Pfeiffer GmbH                                        Germany                      100%
     Pfeiffer Vaporisateurs France S.a.r.L.                   France                       100%
     P & S Japan Ltd.                                         Japan                        100%
     Pfeiffer (U.K.) Limited                                  United Kingdom               100%
     P&P Promotion of German Manufacturing
      Technologies GmbH                                       Germany                      100%
     Vallis Leasobjekt Gesellschaft GmbH                      Germany                      100%
   Seaplast S.A.                                              Spain                         50%
   Seaquist-Loffler Kunststoffwerke GmbH                      Germany                      100%
     Loffler Kunststoffwerk spol. s.r.o.                      Czech Republic               100%
   SeaquistPerfect Dispensing GmbH                            Germany                      100%
   Valois Deutschland GmbH                                    Germany                      100%
   SeaquistPerfect Plastic GmbH                               Germany                      100%
  AptarGroup S.A.                                             France                       100%
  Aptar South Europe SARL                                     France                       100%
   Novares S.p.A.                                             Italy                        100%
   EMSAR S.p.A.                                               Italy                        100%
     EMSAR France SCA                                         France                       100%
      AptarGroup SAR Finance Unlimited                        Ireland                      100%
     EMSAR GmbH                                               Germany                      100%
     SAR (U.K.) Limited                                       United Kingdom               100%
     Tes S.p.A.                                               Italy                          6%
     Somova S.r.l.                                            Italy                        100%
      Spruhventile    GmbH                                    Germany                      100%
  Caideil M.P. Teoranta                                       Ireland                      100%
  General Plastics S.A.                                       France                       100%
  Graphocolor                                                 France                        60%
  Moulage Plastique de Normandie S.A.                         France                       100%
  Perfect-Valois U.K. Limited                                 United Kingdom               100%
  Seaquist-Loeffler Limited                                   United Kingdom               100%
  Valois S.A.                                                 France                       100%
  Valois Dispray S.A.                                         Switzerland                  100%
  Valois Espana S.A.                                          Spain                        100%
  Valois Italiana S.r.l.                                      Italy                        100%
  Ensyma S.A.                                                 Switzerland                  100%
  Microflow Engineering S.A.                                  Switzerland                   80%
  Airlessystems S.A.S.                                        France                        50%
 Aptar India Private Limited                                  India                        100%

 EMSAR Dispensing Systems Ltd.                                Hong Kong                    100%
 EMSAR Brasil Ltda.                                           Brazil                       100%
 Inairic S.A.                                                 Argentina                    100%
 Seaquist Canada Ltd.                                         Canada                       100%
  Seaquist Finance Unlimited                                  Ireland                      100%
 Seaquist-Valois Australia Pty. Ltd.                          Australia                    100%
 Seaquist-Valois do Brasil Ltda.                              Brazil                       100%
 Seaquist-Valois Japan, Inc.                                  Japan                        100%
 SeaquistPerfect Dispensing de Mexico
  S.A. de C.V.                                                Mexico                       100%
 H. Engelmann S.A.                                            Argentina                     35%
Aptar Suzhou Dispensing Ltd.                                  P.R. China                   100%
SeaquistPefect Molding L.L.C.                                 Illinois                     100%
Emson Research, Inc.                                          Connecticut                  100%
 EMSAR UK Ltd.                                                United Kingdom               100%
 Emson Foreign Sales Corporation                              U.S. Virgin Islands          100%
 EMSAR, Inc.                                                  Connecticut                  100%
 EMSAR Ventures, Inc.                                         Connecticut                  100%
 P.T. Emson Ongko Indonesia                                   Indonesia                    100%
 Emson Spraytech India Private Ltd.                           India                         51%
Global Precision, Inc.                                        Florida                      100%
Liquid Molding Systems, Inc.                                  Delaware                     100%
Philson, Inc.                                                 Connecticut                  100%
Pfeiffer of America, Inc.                                     Delaware                     100%
P Merger Corporation                                          Connecticut                  100%
Seaquist Closures L.L.C.                                      Delaware                     100%
Seaquist Closures Foreign, Inc.                               Delaware                     100%
Seaquist de Mexico, S.A. de C.V.                              Mexico                        75%
SeaquistPerfect Dispensing L.L.C.                             Delaware                     100%
SeaquistPerfect Dispensing Foreign, Inc.                      Delaware                     100%
Valois of America, Inc.                                       Connecticut                  100%